UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2006

WALTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01               Material Definitive Agreement.

Attached as Exhibit 4.1.1 is a Supplemental Indenture, dated as of August 10, 2006, between Walter Industries, Inc. (the “Company”) and The Bank of New York Trust Company, N.A., as Trustee to the Indenture, dated as of April 20, 2004, between the Company and the Trustee relating to the Company’s 3.75% Convertible Subordinated Notes due 2024. The Supplemental Indenture was entered into for the benefit of the Noteholders to remedy (1) an omission in the definition of “Last Reported Sale Price” by adding text to define “Last Reported Sale Price” in the context of the determining Spin-off Market Price and (2) an errant formula in a proviso in the antidilution provision set forth in Section 15.05(d) thereby making the proviso consistent with the remainder of such Section.

Item 9.01               Financial Statements and Exhibits

(d)                           Exhibits

4.1.1                        Supplemental Indenture dated as of August 10, 2006 to Indenture, dated as of April 20, 2004, between Walter Industries, Inc. and The Bank of New York, N.A., as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Vice Chairman, General Counsel
and Secretary

Date: August 16, 2006